EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bekem Metals, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zhassulan Bitenov, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 13, 2010	By:	/s/ Zhassulan Bitenov
Zhassulan Bitenov
Chief Financial Officer
(Principal Financial Officer)